Exhibit 10.22

99 PARK AVENUE NEW YORK, N.Y. 10016 (212) 697-4200

As of January 31, 2006

Cygne Designs, Inc.

11 West 42nd Street

New York, New York 10036

Re:	Factoring Agreement dated July 31, 2005

Gentlemen:

We refer to the Factoring Agreement dated as of July 31, 2005 (the “Factoring Agreement”), which among other things sets forth the terms on which Milberg Factors, Inc. (“Milberg”) has agreed to make certain discretionary advances available to Cygne Designs, Inc. (the “Borrower”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Factoring Agreement.

WHEREAS, the Factoring Agreement, without limiting Milberg’s discretion with respect to the provision of advances, requires that the Borrower be in compliance with certain financial covenants; and

WHEREAS, the Borrower has failed to be in compliance with certain financial covenants during the period beginning on October 1, 2005 and continuing through the date hereof; and

WHEREAS, the Borrower has requested that Milberg waive and consent to such non-compliance and agree to amend (without in any way limiting Milberg’s discretion with respect to the provision of any such advances) certain financial covenants with respect to the period from the date hereof through April 30, 2006.

NOW, THEREFORE:

1.	Milberg hereby waives and consents to the Borrower’s non-compliance with the Working Capital covenant set forth in clause (p) of Section 6(b) of the Factoring Agreement (together, the “Financial Covenants”) for the period beginning on October 1, 2005 and continuing through January 30, 2006; provided that such waiver and consent shall be expressly conditioned on the accuracy of the representations of, and the continued compliance from and after the date hereof with the covenants by, the Borrower as set forth in paragraphs 2 and 3 below. Such waiver and consent is specific to the breaches of the Financial Covenants with respect to the above specified period, and shall in no way or manner be construed to apply to any other time period or other term, condition, covenant or obligation contained in the Factoring Agreement.

2.	Each of the Borrower and Milberg agrees that Section 6(b) of the Factoring Agreement is hereby amended as follows:

a.	Clause (o) of Section 6(b) is hereby amended and restated in its entirety to read as follows:

“(o) should our Tangible Net Worth (as customarily defined under GAAP but including debt and any accrued but unpaid interest thereon in each case expressly subordinated to you in writing) be (A) at anytime during the period from July 31, 2005 through January 30, 2006, less than $1,000,000, (B) at anytime during the period from January 31, 2006 through April 30, 2006, less than $2,000,000 or (C) at anytime thereafter, less than $3,000,000;”

b.	Clause (p) of Section 6(b) is hereby amended and restated in its entirety to read as follows:

“(p) should our Working Capital (as customarily defined under GAAP, but, provided that debt and any accrued but unpaid interest thereon in each case expressly subordinated to you in writing shall not be considered a current liability) be (A) at anytime during the period from July 31, 2005 through January 30, 2006, less than $1,000,000, (B) at anytime during the period from January 31, 2006 through April 30, 2006, less than $2,000,000 or (C) at anytime thereafter, less than $3,000,000.”

3.	The Borrower represents that as of the date hereof (i) the Tangible Net Worth of the Borrower was equal to or exceeded $2,000,000 and (ii) the Working Capital of the Borrower was equal to or exceeded $2,000,000. The Borrower further represents and warrants that as of the date hereof (x) each representation and warranty of the Borrower set forth in the Factoring Agreement and all related agreements is, and will be, true and accurate in all material respects as of the date such representation or warranty was made or deemed made and (y) the Borrower is, and will be, in compliance with each covenant (financial or otherwise) set forth in the Factoring Agreement and all related agreements.

The Borrower agrees, acknowledges and affirms that all advances made under the Factoring Agreement are payable upon demand and that the enumeration in this waiver, consent and amendment letter, or in any other document relating to such advances, of specific obligations and/or conditions to the availability of such advances shall not be construed to qualify, define or otherwise limit Milberg’s right, power or ability, at any time, to make demand for payment of the entire outstanding principal of and interest due under the Factoring Agreement.

The Borrower acknowledges and agrees that, except as specifically set forth above, all terms and conditions of the Factoring Agreement remain unchanged and that the Factoring Agreement remains in full force and effect. Subject to the waiver, consent and amendments provided for herein, the Borrower hereby ratifies, confirms and reaffirms all the terms and conditions in the Factoring Agreement.

All security described in the Factoring Agreement and any related security agreement entered into in connection therewith shall continue to secure all indebtedness, liabilities and obligations of the Borrower to Milberg, and all provisions, covenants and agreements contained in any related security agreement are hereby confirmed, ratified and reaffirmed, and each such agreement is and shall remain in full force and effect.

Hubert Guez hereby acknowledges, ratifies and reaffirms his guaranty in favor of Milberg dated as of July 31, 2005.

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[Signature Page to January 2006 Waiver, Consent and Amendment]

Very truly yours,

MILBERG FACTORS, INC.

By:	/s/ William A. Zisfein
Name:	William A. Zisfein
Title:	Senior V.P.

THE UNDERSIGNED EACH AGREE THAT THE TERMS AND CONDITIONS OF THE FOREGOING WAIVER, CONSENT AND AMENDMENT ARE HEREBY AGREED TO AND ACCEPTED AS OF THE DATE FIRST WRITTEN ABOVE.

Acknowledged, agreed to and accepted:

CYGNE DESIGNS, INC.

By:	/s/ Roy E. Green
Name:	Roy E. Green
Title:	Vice President - Finance

GUARANTOR:

/s/ Hubert Guez
HUBERT GUEZ